                                                                      EXHIBIT 24

                            Schedule of Transactions


                          Number of                         Price Per Ordinary
Date*                  Ordinary Shares                        Share in $AUD**
----                   ---------------                        -------------
08/08/01                  5,317,034                               0.76
08/09/01                 26,011,077                               0.80


Total Ordinary Shares    31,328,111



* All dates correspond to Australia calendar days
**Excludes Brokerage Commissions and Stamp Duties